[PHILLIPS PETROLEUM COMPANY LETTERHEAD]


                   PHILLIPS AND CHEVRON TO FORM JOINT VENTURE
                      CREATING WORLD-CLASS CHEMICAL COMPANY

BARTLESVILLE, Okla., Feb. 7, 2000 --- Phillips Petroleum Company [NYSE: P] and Chevron Corp. [NYSE: CHV] today announced the signing of a letter of intent and exclusivity agreement to form a 50/50 joint venture combining their worldwide chemicals businesses.

Headquartered in Houston, the joint-venture company will have assets of more than $6 billion and will be one of the world's top producers of olefins, polyolefins, aromatics and styrenics. The transaction is expected to close by mid-year, subject to final approval of the companies' boards, signing of definitive agreements and regulatory review.

Under terms of the agreement, the joint-venture company will arrange
$1.6 billion of debt financing and will make one-time cash distributions of $800 million to each parent at or shortly after closing. Phillips will use the proceeds to reduce debt or for other general corporate purposes. The transaction will be accretive to the net incomes and net cash flows of both Phillips and Chevron after implementation.

As a result of this transaction and the previously announced gas processing and marketing joint venture with Duke Energy, Phillips expects its net debt-to-capital ratio to decline from 45 percent to approximately 31 percent. In addition, had these ventures been in place for the year 1999, Phillips' ROCE would have increased about 2 percentage points. Based on First Call analysts' consensus earnings estimates, Phillips projects that these transactions will be accretive to earnings by 4 percent in 2000 and by 12 percent in 2001.

"Phillips and Chevron are strong companies with excellent chemicals assets and a shared vision of growth for their chemicals businesses," said Jim Mulva, Phillips' chairman, president and chief executive officer (CEO). "This joint venture creates one of the world's leading chemicals producers, with a global market presence, excellent growth prospects and a strong financial position.


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Phillips and Chevron to Form Joint Venture
Creating World-Class Chemical Company
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"This transaction fulfills our plan to position our chemicals business into a strategic joint venture in 2000 and is another major step in our previously announced strategic plan," Mulva added. "Our 50 percent interest in this new company will enable us to maintain the benefits of integration and position our chemicals business for growth as part of a larger, self-funding entity that will provide greater value for our shareholders. I want to emphasize that we are not exiting our chemicals business."

"Our two petrochemicals operations are a great fit," said Dave O'Reilly, chairman and CEO of Chevron Corp. "This combination will draw complementary products and technology along with outstanding employees from both organizations to create a formidable company, able to compete with the best in this expanding industry."

The joint-venture company will be one of the top five worldwide olefins and polyolefins producers, with annual gross ethylene capacity of 8.2 billion pounds and annual gross polyethylene capacity of 5.5 billion pounds. In addition, the company will have annual capacities of 7.4 billion pounds of aromatics,
1.6 billion pounds of alpha olefins, 1.7 billion pounds of styrene monomer, more than 1.2 billion pounds of styrenic polymers and more than 400 million pounds of specialty chemicals. The pro forma revenues for the combined businesses for 1999, before the effects of synergies, were nearly $6 billion.

The companies expect to realize annual synergies of at least $150 million through the combination by tapping efficiencies in purchasing and logistics, enhancing feedstock flexibility, optimizing production scheduling, improving organizational efficiency and reducing staffing. The joint-venture company's management compensation will be tied to achievement of these synergies. It is expected that approximately 600 of the 6,000 combined chemicals positions of the two companies will be eliminated. Research and development activities are expected to continue at existing locations.

The companies have named Jim Gallogly, currently Phillips' senior vice president of chemicals, as president and CEO of the new company, and Kent Potter, currently vice president of finance for Chevron Overseas Petroleum Inc., as chief financial officer (CFO). Phillips will appoint senior management for olefins/polyolefins and strategic planning, while senior management for aromatics and styrenics/specialty chemicals will be appointed by Chevron.

"This new joint-venture company will have the people, assets and technology to create one of the premier chemicals companies of the world," said Gallogly. "I'm excited about the opportunities this will provide for the future growth of our new business, and our customers and employees."

The joint-venture company, to be named later, will be governed by a six-member board of directors consisting of two Phillips-appointed directors, two Chevron-appointed directors and the joint-venture company's CEO and CFO, who will be non-voting members.


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Phillips and Chevron to Form Joint Venture
Creating World-Class Chemical Company
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Phillips has appointed Jim Mulva, Phillips' chairman, president and CEO, and
Bill Parker, Phillips' executive vice president of downstream, to the joint-venture company's board. Chevron-appointed board members are Darry Callahan, president of Chevron Chemical Co., and Marty Klitten, Chevron Corp. CFO.

The joint venture will not include Chevron's Oronite additives business, which holds a global leadership position in the development, manufacture and marketing of fuel and lubricant additives. Although it is an important part of Chevron's chemicals operations, the additives business did not provide strong synergies with Phillips' operations.

Goldman Sachs & Co. is acting as financial advisor to Phillips in this transaction, while Lehman Brothers Inc. is acting as financial advisor to Chevron.

Phillips Petroleum is an integrated petroleum company engaged in oil and gas exploration and production worldwide; gas gathering, processing and marketing in the United States; refining, marketing and transportation operations primarily in the United States; chemicals and plastics manufacturing and sales around the globe; and technology development. Founded in Bartlesville, Okla., in 1917, the company had 15,900 employees and $15 billion of assets at the end of 1999, and $14 billion of revenues for the year.

Chevron Corp., headquartered in San Francisco, is a leading energy and chemical company, operating in about 90 countries through 500 subsidiaries, partnerships, affiliates, and other entities. Chevron, which employs 31,000 people worldwide, has about $40 billion in assets. Total revenue in 1999 was $36.6 billion. Chevron Chemical Co. produces commodity petrochemicals, plastics and additives in plants in nine U.S. states and in Brazil, France, Japan, Mexico, Saudi Arabia and Singapore.

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          ADDITIONAL INFORMATION ABOUT THE TRANSACTION CAN BE FOUND AT
                   www.phillips66.com/newsroom/chemicalsummary
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      Cautionary Statement for the Purposes of the "Safe Harbor" Provisions
             Of the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements about Phillips' and Chevron's operations and businesses, including the proposed combination of their chemicals businesses. Where, in any forward-looking statement, either of the companies expresses an estimate, potential expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that the statement of expectation or belief will result or be achieved. The actual results may be affected by a variety of risks, which could cause the stated expectation or belief to differ materially. Some of the important risk factors, but not necessarily all such factors, that may cause expectations or results to differ, particularly as to the cost savings, synergies, financial results, future asset and other growth and performance measures discussed are: the companies may not be able to consummate the proposed combination or obtain required regulatory or third-party consents and approvals; the companies may be subjected to certain restrictions or required to make dispositions of certain assets; economic conditions, tariffs, transportation systems, and commodities prices may change materially; the parties may experience difficulties integrating personnel, business systems and operations; volume and revenue growth may not occur or may occur at unanticipated times. Additional information concerning factors that could cause actual results to differ materially are contained in the companies' reports filed with the Securities and Exchange Commission ("SEC"), which are incorporated herein by reference. Copies of the reports are available through the companies' Web sites at www.phillips66.com and www.chevron.com.